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                                                                    EXHIBIT 4(b)


                                                   [Draft of September 18, 1995]


                  [FORM OF SUPPLEMENTAL INDENTURE FOR QUICS]
_______________________________________________________________________________




                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                                      AND

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                              AS TRUSTEE

                                _______________


                          First Supplemental Indenture

                         Dated as of             , 1995

                                _______________


                       Supplementing the Trust Indenture
                        Dated as of ______________, 1995

                                to Provide for a

                     Series of Subordinated Debt Securities





_______________________________________________________________________________
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  FIRST SUPPLEMENTAL INDENTURE, dated as of the _____ day of _____, 1995, between SOURCE ONE MORTGAGE SERVICES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, having its principal office in The City of New York, New York, as trustee (the "Trustee");

  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of ________________, 1995 (the "Original Indenture"), providing for the issuance by the Company from time to time of its subordinated debt securities; and

  WHEREAS, Sections 2.7 and 8.1 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of any series of Securities; and

  WHEREAS, all action on the part of the Company necessary to authorize the creation and issuance of, and to establish the form and terms of, a series of Securities under the Original indenture consisting of $_______ principal amount of _____% Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due 2025) (referred to herein as "QUICS") under the Original Indenture and this First Supplemental Indenture (said Original Indenture as supplemented by this First Supplemental Indenture being hereinafter called the "Indenture") has been duly taken; and

  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH: That in order to authorize the authentication and delivery of and to set forth the terms of the QUICS and in consideration of the premises, of the purchase and acceptance of the QUICS by the holders thereof, and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of such QUICS, as follows:


                                  ARTICLE ONE
                             Definitions and Other
                       Provisions of General Application

  SECTION 1.1 Original Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

  SECTION 1.2 Additional Definitions. The following capitalized term when used herein shall have the respective meaning hereinafter set forth.




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  "Capital Stock" means any and all shares of the Company's preferred stock or common stock or any other equity securities of the Company.

  SECTION 1.3 Section References. Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refers to this First Supplemental Indenture.


                                  ARTICLE TWO
                          Title and Terms of the QUICS

  SECTION 2.1 Title of the QUICS. This First Supplemental Indenture hereby establishes a series of Securities under the Original Indenture which shall be known as the Company's ___% Quarterly Income Capital Securities (Subordinated Interest Deferrable Debentures, Due 2025) (referred to herein as the "QUICS"). For purposes of the Original Indenture, the QUICS shall constitute a single series of Securities, shall be subordinated as provided in the Indenture, and shall be unsecured. The stated maturity of the QUICS will be __________, 2025.

  SECTION 2.2 Amount and Denominations; DTC. The aggregate principal amount of QUICS that may be issued under this First Supplemental Indenture is limited to $100,000,000. The QUICS shall be issuable only in fully registered form and, as permitted by Sections 2.7 and 8.1 of the Original Indenture, in denominations of $25 and integral multiples thereof. The QUICS will initially be issued under a book-entry system, registered in the name of The Depository Trust Company, as depositary ("DTC"), or its nominee, which is hereby designated as "Depository" under the Original Indenture.

  SECTION 2.3  Interest Rate and Interest Payment Dates.

  (a) The QUICS will bear interest at the rate of ____% per annum from November 1, 1995 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period[. ; provided, however, that the QUICS will bear interest at the rate of _____% per annum from and including _______________, 1995 to but excluding [first day after Expiration Time] and from and after [first day after Expiration Time] at the rate of ___% per annum.] Interest on the QUICS will be payable quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing December 31, 1995 to the persons in whose names the QUICS are registered at the close of business on the relevant record date for such interest installment, which will be the fifteenth day of the calendar month immediately preceding the relevant Interest Payment Date or, in the case of a Deferral Period (as described herein), the fifteenth day



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of the calendar month immediately preceding the Interest Payment Date for such
Deferral Period (each a "Record Date"); provided, however, that, in the event that any Interest Payment Date shall not be a Business Day, then interest shall be payable on the next day that is a Business Day (but without interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such Interest Payment Date, subject to certain rights of deferral described in Section 2.3(b) hereof. The amount of interest payable any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarterly interest period, will be computed on the basis of the actual number of days elapsed in such period.

  (b) The provisions of Section 2.3(a) notwithstanding, the Company shall have the right at any time, on one or more occasions so long as an Event of Default with respect to the QUICS has not occurred and is not continuing under the Indenture with respect to the QUICS, to extend any payment period on the QUICS for a period (a "Deferral Period") not to exceed 20 consecutive quarterly interest payment periods; provided that the date on which such Deferral Period ends must be an Interest Payment Date and must be no later than ______________, 2025 or any date on which any QUICS are fixed for redemption. On the Interest Payment Date at the end of the Deferral Period, the Company shall pay all interest then accrued and unpaid, which shall be compounded quarterly at the rate of interest on the QUICS (except to the extent payment of such interest is prohibited by law) to the date of payment, to the persons in whose names the QUICS are registered on the Record Date for such Deferral Period. The Company shall give the Holders of the QUICS notice of its election to defer interest payments or to extend the Deferral period ten Business Days prior to the earlier of (1) the next scheduled quarterly payment date and (2) the date the Company is required to give notice of the record date of such related interest payment to the New York Stock Exchange or other applicable self regulatory organization or to the Holders of the QUICS, but in any event not less than two Business Days prior to such record date. During the Deferral Period the Company shall not declare or pay any dividend on or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock or make any guaranty payment with respect to the foregoing, other than redemptions of any series of Capital Stock of the Company pursuant to the terms of any sinking fund provisions with respect thereto. During any Deferral period, the Company may not (i) make any distributions, loans or guarantees for the benefit of,
(ii) purchase, defease, redeem or otherwise acquire or retire for value any securities of or (iii) make any other investment in, any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, for the purpose of, or to enable the payment of, directly or indirectly, dividends on any equity securities of Fund American Enterprises, Inc. and its successors or assigns. During any Deferral Period, the Company may continue to extend the interest payment period by extending the Deferral Period, on one or more occasions, by notice given as aforesaid in this paragraph (b), provided that such Deferral





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Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Deferral Period, as extended, exceed 20 consecutive quarterly interest payment periods or extend beyond _______________, 2025 or any date on which QUICS are fixed for redemption. No interest shall be due and payable during a Deferral Period except at the end thereof.

  SECTION 2.4 Redemption of QUICS. The QUICS shall not be redeemable prior to April 30, 1999. On or after May 1, 1999, upon notice given by mailing the same, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, any or all of the QUICS may be redeemed by the Company, at its option, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the QUICS to be redeemed plus accrued and unpaid interest thereon to the date fixed for redemption.

  SECTION 2.5 Form of QUICS. Attached hereto as Exhibit A is a form of the definitive QUICS.


                                 ARTICLE THREE
                   Additional Events of Default and Covenants

  SECTION 3.1 Inapplicability of Certain Events of Default. The omission by the Company to pay interest on the QUICS during a Deferral Period as permitted by Section 2.1 hereof shall not constitute an Event of Default under Section
5.1 of the Original Indenture.


                                  ARTICLE FOUR
                             Subordination of QUICS

  SECTION 4.1 QUICS Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of QUICS issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the payment of principal of and interest on each and all of the QUICS is hereby expressly subordinated, to the extent and in the manner set forth in this Article and in Article Thirteen of the Original Indenture, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

  SECTION 4.2 Rights of Holders of Senior Indebtedness Not Impaired. No rights of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or any Holder of the QUICS then Outstanding, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any such holder, with the terms, provisions or covenants of this First Supplemental



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Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the QUICS, without incurring responsibility to the Holders of the QUICS and without impairing or releasing the subordination provided in this Article or in the Original Indenture or the obligations of the Holders of the QUICS to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or increase the amount of, or interest rate(s) applicable to, renew or alter, or waiver any provision of, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

  SECTION 4.3 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the QUICS of any series or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.


                                  ARTICLE FIVE
                            Miscellaneous Provisions

  SECTION 5.1 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture. Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.

  SECTION 5.2 Responsibility for Recitals, etc. The recitals herein and in the QUICS (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the



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QUICS.  The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. The Trustee shall not be accountable for the use or application by the Company of the QUICS or of the proceeds thereof.

  SECTION 5.3 Provisions Binding on Company's Successors. All of the covenants, stipulations, promises and agreements made in this First Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not.

  SECTION 5.4 New York Contract. This First Supplemental Indenture and each of the QUICS shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

  SECTION 5.5 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]



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  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        SOURCE ONE MORTGAGE
                                         SERVICES CORPORATION


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:
ATTEST:


By:
    ---------------------------
(Corporate Seal)

                                        IBJ SCHRODER BANK & TRUST COMPANY,
                                         as Trustee


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:
ATTEST:


By:
    ---------------------------
(Corporate Seal)



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STATE OF ______________   )
                          ) ss.:
COUNTY OF _____________   )

  On this ____ of ________, 1995 before me personally came _______________, to me personally known, who, being by me duly sworn, did depose and say that he resides in Oakland County, Michigan; that he is the ___________ of Source One Mortgage Services Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                        ___________________________________
                                        Notary Public


STATE OF ______________   )
                          ) ss.:
COUNTY OF _____________   )

  On this ____ of _________, 1995 before me personally came _______________, to me personally known, who, being by me duly sworn, did depose and say that he resides at _______________; that he is a ________________________ of
________________, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
                                        ___________________________________
                                        Notary Public





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                                   EXHIBIT A

                            DEFINITIVE FORM OF QUICS